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                                                                    EXHIBIT 23.5



                   [SAEED KAMRAN PATEL & COMPANY LETTERHEAD]



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

Netsol Technologies, Inc. and Subsidiaries

(Formerly: Netsol International Inc. & Mirage Holdings, Inc.)

Calabasas, California

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (333-59454) and Form S-8 (333-60534) of Netsol Technologies, Inc. and the incorporation by reference therein of our reports dated October 18, 2002 for Netsol Technologies (Private) Limited (Formerly Network Solutions (Private) Limited, Netsol (Private) Limited and Netsol Connect (Private) Limited with respect to their inclusion in the consolidated financial statements of Netsol Technologies Inc. and Subsidiaries included in its Annual Report on Form 10-KSB for the year ended June 30, 2002.

/s/ SAEED KAMRAN PATEL & COMPANY

SAEED KAMRAN PATEL & COMPANY

CHARTERED ACCOUNTANTS

Lahore, Pakistan
October 18, 2002